UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

FCA US LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective June 9, 2015, FCA US LLC (the “Company”) adopted the Code of Conduct of Fiat Chrysler Automobiles N.V., its parent. The Code of Conduct applies to the Company’s board members and officers and all full and part-time employees, as well as temporary, contract and other individuals and companies that act on behalf of the Company and replaces the Company’s previously applicable Integrity Code and Code of Ethics.

The Code of Conduct’s adoption does not constitute a waiver of any provision of the previously applicable Code of Ethics on behalf of the Company’s principal executive officer, principal financial officer or principal accounting officer.

The full text of the Code of Conduct is attached hereto as Exhibit 14.1 and incorporated herein by reference. The Code of Conduct is also posted on the Company’s website www.fcanorthamerica.com under the “Code of Ethics” subsection of the “Our Company” tab. The information contained on or accessible through the Company’s website shall not be deemed to be a part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

14.1	Code of Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015

FCA US LLC
(Registrant)

/s/ Marjorie H. Loeb
Marjorie H. Loeb
Senior Vice President, General Counsel and Secretary

Exhibit Number	Description of Exhibit

14.1	Code of Conduct.